                                                                       EXHIBIT 1

                                     SHELF
                            UNDERWRITING AGREEMENT

                                  ___________

                               7% Notes due 2007
                                  ___________


                                 June 25, 1997



Columbia/HCA Healthcare Corporation
One Park Plaza
Nashville, Tennessee 37203

Dear Sirs:

     We (the "Manager") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its 7% Notes due July 1, 2007 (the "Notes"). The Notes are sometimes referred to herein as the "Offered Securities." The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 15, 1993 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Notes set forth below opposite their names at a purchase price of 98.820% of the principal amount of the Notes.

                                              PRINCIPAL
                                              AMOUNT OF
                                                NOTES
                                            -------------
     Morgan Stanley & Co. Incorporated...... $ 50,000,000
     BA Securities, Inc.....................   50,000,000
     Bear, Stearns & Co. Inc................   50,000,000
     Credit Suisse First Boston Corporation.   50,000,000
                                             ------------
           Total............................ $200,000,000
                                             ============

     The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Morgan Stanley & Co. Incorporated or through the facilities of The Depository Trust Company at

9:00 a.m. (New York time) on June 30, 1997. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Offered Securities shall have the terms set forth in the Prospectus dated November 17, 1995, and the Prospectus Supplement dated June 25, 1997, including the following:

     Public Offering Price:         99.470% of principal amount

     Purchase Price:                98.820% of principal amount

     Maturity Date:                 July 1, 2007

     Interest Rate:                 7.00%

     Redemption Provisions:         Not redeemable by the Company prior to
                                    maturity

     Interest Payment Dates:        January 1 and July 1, commencing January 1,
                                    1998. Interest accrues from June 30, 1997.

     Current Ratings:               Standard & Poor's Corporation -- A-
                                    Moody's Investor Service -- A3


     All provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                Very truly yours,

                                MORGAN STANLEY & CO.
                                       INCORPORATED

                                Acting on behalf of itself
                                and the several Underwriters named herein



                                By:
                                   --------------------------------------
                                Name:
                                     ------------------------------------
                                Title:
                                      -----------------------------------

Accepted:

COLUMBIA/HCA HEALTHCARE CORPORATION


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------